LOUIS HYATT, INC.
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made this      day of            , 2001,
between LOUIS HYATT, INC., a Maryland corporation (the "Corporation"), and LOUIS HYATT ("Hyatt").

                                   WITNESSETH

         Hyatt is the President of the Corporation and possesses an intimate knowledge of the business and affairs of the Corporation. The Corporation recognizes Hyatt's contribution to the growth and success of the Corporation and desires to assure to the Corporation the continued benefits of the Hyatt's expertise and knowledge. The Hyatt, in turn, desires to continue in full-time employment with the Corporation on the terms provided herein. Severn Bancorp, Inc. ("Bancorp") intends to acquire the Company as described in an Agreement and Plan of Reorganization (the "Plan") between Hyatt and Bancorp, and a condition of the Plan is that the Company and Hyatt enter into this Agreement.

         Accordingly, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

         1. Full-Time Employment of Hyatt.

                  1.1. Duties and Status.

         (a) The Corporation hereby engages Hyatt as a fulltime executive employee for the period (the "Employment Period") specified in Section 4, and the Hyatt accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, Hyatt shall exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by Hyatt for the Corporation immediately prior to the effective date of this Agreement.

         (b) During the Employment Period, Hyatt shall (i) devote his full time and efforts to the business of the Corporation and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way; and (ii) accept such additional office or offices to which he may be elected by the Board of Directors of the Corporation, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in subsection (a) of this Section 1.1.

         (c) Hyatt will be required to perform the services and duties provided for in subsection (a) of this Section 1.1 only at the location where Hyatt was employed immediately prior to the effective date of this Agreement or such other location of the principal executive offices of the Corporation in the Annapolis, Maryland metropolitan area as the Board of Directors of the Corporation may designate. Hyatt shall be entitled to vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies of the Corporation in effect, which shall not be less favorable than those in effect at the date immediately prior to this Agreement.

         1.2. Compensation and General Benefits. As compensation for his services under this Agreement, Hyatt shall be compensated as follows:

         (a) The Corporation shall pay Hyatt a minimum annual base salary of Fifty Thousand Dollars ($50,000). Such salary shall be payable in periodic bi-weekly equal installments. Such base salary shall be subject to normal periodic review at least annually based on the policies of the Corporation and contributions to the enterprises of the Corporation, however, such annual base salary shall not be less than Fifty Thousand Dollars ($50,000) during the term hereof.

         (b) In addition to the annual base salary, Hyatt shall receive commission income arising out of properties leased or sold by Hyatt where the Company receives a commission. Hyatt shall receive no less than 25% of the gross commission when acting as the listing agent and no less than 25% of the gross commission when acting as the selling agent. As used herein "gross commission" shall mean the total sum of money paid in the form of a fee or commission arising out of a lease or sale of real estate, received by the Company.

         (c) Hyatt shall be entitled to receive employee benefits, including, without limitation, 401K Plan participation, accident and health insurance and other benefits no less favorable than those benefits received by the executive officers of Severn Savings Bank, FSB. Hyatt shall also be entitled to receive the full-time use of a company automobile which shall be a Lincoln Continental, or equivalent, during the period of this Agreement.

         2. Competition; Confidential Information. Hyatt and the Corporation recognize that due to the nature of his association with the Corporation and of his engagements hereunder, and the relationship of Hyatt to the Corporation, both in the past as an executive and in the future hereunder, Hyatt has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business and operations of the Corporation and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective products, systems, customers, agents, processes, and sales and marketing methods. Hyatt acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its affiliates and that disclosure of it to or its use by others could cause substantial loss to the Corporation. Hyatt and the Corporation also recognize that an important part of Hyatt's duties will be to develop good will for the Corporation and its affiliates through his personal contact with customers, agents and others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow Hyatt if and when his relationship with the Corporation is terminated. Hyatt accordingly agrees as follows:

                  2.1. Non-Competition.

         (a) During the Employment Period and for a period of one year thereafter Hyatt will not, directly or indirectly, either individually or as owner partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or its affiliates, engage in any activity competitive with the business of the Corporation, nor will he, in competition with the Corporation, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationships with any person, firm or corporation which was, at any time during the Employment Period, a customer or employee of the Corporation or one of its affiliates and with which Hyatt had direct contact and/or to which Hyatt rendered any services.

         (b) Nothing in this Section 2 shall be construed to prevent Hyatt from owning, as an investment, not more than 1 percent of a class of equity securities issued by any competitor of the Corporation, publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

                  2.2. Trade Secrets. Hyatt will keep confidential any trade secrets or confidential or proprietary information of the Corporation and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Corporation or its affiliates during and at all times after the expiration of the Employment Period. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to the Corporation or any of its affiliates which has a significant business purpose and is not known or generally available from sources outside the Corporation or any of its affiliates or typical of industry practice.

         3. Corporation's Remedies for Breach. It is recognized that damages in the event of breach of paragraph 2 by Hyatt would be difficult, if not impossible, to ascertain, and it is, therefore, agreed that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any breach, and Hyatt hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

         4. Employment Period; Certain Rights

                  4.1 Duration. The Employment Period shall commence on the date of this Agreement and shall continue until the earlier of close of business on the day immediately preceding the fifth anniversary of the date of this Agreement or death or Total Disability of Hyatt. The Employment Period may be renewed from year to year by agreement executed in writing prior to each such anniversary.

         4.2 Definitions. The following words shall have the specified meanings when used in the Sections specified:

         (a) In this Section 4, the phrase "termination resulting in rights of Hyatt" means termination (i) by the Corporation of the employment of Hyatt with the Corporation for any reason other than death or total disability of Hyatt or cause; or (ii) by resignation of Hyatt due to a significant diminution in the nature or scope of his authorities or duties from those contemplated in Subsection (a) of Section 1.1, a reduction in total compensation from that provided in Section 1.2, or the breach by the Corporation of any other provision of this Agreement.

         (b) In Subsection (a) of this Section 4.2 the term "cause" means (i) fraud, misappropriation or intentional material damage to the property or business of the Corporation; commission of a felon; (ii) continuance of failure by Hyatt to perform his duties in compliance with this Agreement after written notice to Hyatt by the Board of Directors specifying such failure, provided that such "cause" shall have been found by a majority vote of the members of the Board of Directors of the Corporation other than Hyatt; or (iii) a violation of
Section 2 of this Agreement.

                  4.3 Certain Rights. If a termination resulting in rights of Hyatt (as defined in Section 4.2) occurs, then (a) the Corporation shall be obligated to comply with all the provisions of Section 1.2 until the end of the Employment Period, (b) Hyatt shall not thereafter be obligated to fulfill any of his obligations under Section 1.1, and (c) obligations of Hyatt under Section 2 shall continue. If a termination other than a termination resulting in rights of Hyatt (as defined in Section 4.2) occurs, including voluntary termination by Hyatt not governed by Section 4.2(a)(ii), the Corporation shall cease to have any obligations to Hyatt under this Agreement and Hyatt shall continue to be bound by all of the provisions hereof.

         5. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Hyatt at the last residence address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

         6. Binding Agreement. This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of Hyatt, his heirs, personal and legal representatives, guardians and permitted assigns. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor or assignee of the Corporation.

         7. Entire Agreement. This Agreement constitutes the entire understanding of Hyatt and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings written or oral. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first above written.


ATTEST:                                              LOUIS HYATT, INC.



                                            By:
------------------------------                 -------------------------------
Jo Ann Hyatt, Modlin, Secretary                      , Vice President


WITNESS:




Louis Hyatt